NEWS RELEASE

Media Information Contact:
Barry B. Davall, President & CEO
Community Partners Bancorp
(732) 706-9009
For Immediate Release	www.communitypartnersbancorp.com

Community Partners Bancorp
Reports Second Quarter Operating Results
3% Stock Dividend Approved

Middletown, New Jersey – July 20, 2007
On July 20, 2007, Community Partners Bancorp (NASDAQ CM:  CPBC) (the “Company”), the parent company of Two River Community Bank and The Town Bank, reported consolidated earnings and asset growth for the second quarter and six months ended June 30, 2007.  Additionally, on July 17, 2007, the Company’s Board of Directors approved a 3% stock dividend payable August 31, 2007 to shareholders of record as of August 10, 2007.  Weighted average shares outstanding and earnings per share for the three and six months ended June 30, 2007 and 2006 have been retroactively adjusted to reflect the stock dividend.

Community Partners reported net income of $1,029,000 for the quarter ended June 30, 2007, or $0.15 per share for both basic and diluted, compared to net income of $1,086,000 for the second quarter of 2006, or $0.16 for both basic and diluted earnings per share.  Net income for the quarter ended June 30, 2007 decreased by $57,000 or 5.2% over the same prior year quarter.  Barry B. Davall, President and CEO of Community Partners Bancorp, stated, “The decrease in net income resulted from increased non-interest expenses incurred during the first six months of 2007 as we expanded our branch network and increased support staff.  These actions were taken in order to position ourselves for future growth”.  On a linked quarter basis, net income for the second quarter of 2007 increased by $128,000 or 14.2% over the first quarter of 2007.

For the six months ended June 30, 2007, net income increased to $1,930,000 compared to $1,569,000 for the six months ended June 30, 2006.  This represents an increase of $361,000 or 23.0% in net income.  Basic and diluted earnings per share for the six months ended June 30, 2007 were $0.29 and $0.28, respectively, compared to basic and diluted earnings per share of $0.29 and $0.28, respectively, for the same prior year period.  Results of operations were significantly higher during the first six months of 2007 compared to the same prior year period as a result of the growth of the Company and the accretive effects of the acquisition of The Town Bank.  Reported earnings of Community Partners Bancorp prior to April 1, 2006 include those of Two River Community Bank and do not include those of The Town Bank.

At June 30, 2007, assets totaled $545.8 million, an increase of $25.3 million, or 4.9%, over December 31, 2006 assets of $520.5 million.  The Company’s loan portfolio, net of allowances for loan losses, decreased to $408.5 million at June 30, 2007, compared to $412.3 million at December 31, 2006, a decrease of $3.8 million, or 0.9%.  Total deposits increased to $457.4 million at June 30, 2007, compared to $441.9 million at December 31, 2006, an increase of $15.5 million, or 3.5%.

Mr. Davall further stated, “The decrease in loan volume reflects our efforts to maintain our high credit standards in a challenging market, while the increase in deposits reflects our branch expansion efforts and strong focus on shifting our mix to a higher level of core deposits which continues to drive our strong net interest margin. I continue to be pleased with our progress as we move forward with our strategic initiative”.

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey, and The Town Bank, which is headquartered in Westfield, New Jersey.  Two River Community Bank operates ten branches throughout Monmouth County and The Town Bank operates two branches in Westfield and anticipates additional branches in Fanwood and Cranford, New Jersey in 2007 and 2008.  Community Partners Bancorp acquired The Town Bank on April 1, 2006 in a transaction that was accounted for under the purchase accounting method for financial reporting purposes, with Two River Community Bank as the acquiring entity. Community Partners Bancorp was formed in connection with that transaction and had no business operations prior to April 1, 2006.

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The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “may,” “will,” or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates or in national or local economic conditions in areas in which our operations are concentrated, increased competition, rapid growth, reliance on management and other key personnel, failure to achieve sufficient operational integration between Two River Community Bank and The Town Bank, and other such risks.  Community Partners Bancorp assumes no obligation for updating any such forward-looking statements at any time.

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COMMUNITY PARTNERS BANCORP
CONSOLIDATED BALANCE SHEETS
June 30, 2007 (Unaudited) and December 31, 2006
(In thousands, except per share data)

	(Unaudited)
	June 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$9,124	$9,036
Federal funds sold	31,711	6,141

Cash and cash equivalents	40,835	15,177

Securities available-for-sale	49,024	44,756
Securities held-to-maturity (fair value of $6,587 and $7,638 at June 30, 2007 and December 31, 2006, respectively)	6,631	7,632

Loans	413,158	416,904
Allowance for loan losses	(4,624)	(4,567)

Net loans	408,534	412,337

Bank-owned life insurance	3,883	3,821
Premises and equipment, net	4,883	5,248
Accrued interest receivable	2,267	2,345
Goodwill and other intangible assets, net of accumulated amortization of $469 and $287 at June 30, 2007 and December 31, 2006, respectively	26,471	26,543
Other assets	3,277	2,661

TOTAL ASSETS	$545,805	$520,520

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Deposits:
Non-interest bearing	$77,567	$72,119
Interest bearing	379,880	369,799

Total deposits	457,447	441,918

Securities sold under agreements to repurchase	15,241	7,802
Accrued interest payable	578	587
Other liabilities	2,527	1,894

Total liabilities	475,793	452,201

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized; no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized; 6,527,005 and 6,511,582 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	64,822	64,728
Retained earnings	5,813	3,884
Accumulated other comprehensive loss	(623)	(293)

Total shareholders' equity	70,012	68,319

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$545,805	$520,520

COMMUNITY PARTNERS BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For the Three Months and Six Months Ended June 30, 2007 and 2006

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$8,120	$7,222	$16,225	$11,082
Investment securities	695	625	1,368	1,068
Federal funds sold	333	225	502	251
Total Interest Income	9,148	8,072	18,095	12,401
INTEREST EXPENSE:
Deposits	3,952	3,181	7,896	4,627
Securities sold under agreements to repurchase	141	70	240	115
Short-term borrowings	-	18	-	40
Total Interest Expense	4,093	3,269	8,136	4,782
Net Interest Income	5,055	4,803	9,959	7,619
PROVISION FOR LOAN LOSSES	1	257	57	373
Net Interest Income after Provision for Loan Losses	5,054	4,546	9,902	7,246
NON-INTEREST INCOME:
Service fees on deposit accounts	147	130	290	240
Other loan customer service fees	94	83	185	150
Earnings from investment in life insurance	31	42	62	83
Other income	166	153	301	233
Total Non-Interest Income	438	408	838	706
NON-INTEREST EXPENSES:
Salaries and employee benefits	1,993	1,677	3,925	2,899
Occupancy and equipment	631	528	1,305	941
Professional	180	156	359	210
Insurance	144	51	271	101
Advertising	104	114	209	189
Data processing	113	146	260	201
Outside services fees	112	131	219	217
Amortization of identifiable intangibles	86	96	182	96
Other operating	401	331	843	639
Total Non-Interest Expenses	3,764	3,230	7,573	5,493

Income before Income Taxes	1,728	1,724	3,167	2,459
INCOME TAX EXPENSE	699	638	1,237	890

Net Income	$1,029	$1,086	$1,930	$1,569

EARNINGS PER SHARE:
Basic	$0.15	$0.16	$0.29	$0.29
Diluted	$0.15	$0.16	$0.28	$0.28

Weighted average shares outstanding (in thousands):
Basic	6,715	6,680	6,711	5,435
Diluted	6,876	6,885	6,881	5,618